Exhibit 10(h)(xxxii)

FIRST AMENDMENT TO THE
IDAHO POWER COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN

            The Idaho Power Company Executive Deferred Compensation Plan (the "EDC Plan") is hereby amended, retroactive to October 1, 2003, as follows:

1.         Section 3.3.3 is revised by deleting the reference in the first sentence to "October 1" and replacing it with "December 1."

2.         Section 7.1 is revised by deleting the first sentence thereof and replacing it with the following:

"A Participant may withdraw amounts from the Participant's Account before those amounts would otherwise have been paid under the terms of the Plan, if the Participant is employed by the Employer at the time of the request, and if the Participant demonstrates to the satisfaction of the Committee that the withdrawal is necessary because of the Participant's financial hardship.

3.         Except as otherwise provided herein, each of the EDC Plan's terms shall remain in full force and effect.

IN WITNESS WHEREOF the Employer has executed this First Amendment this 15th day of January 2004.

                                                                                    IDAHO POWER COMPANY

By:_/s/ Jan B. Packwood_

                                                                                    Its:____  __CEO_____ __